STOCK OPTION AGREEMENT

          AGREEMENT made as of the 1st day of April, 2000, by and between Cyber Mark International Corp., a Delaware corporation ("Company"), and Israel Ellis ("Employee").

          WHEREAS, the Company has employed Employee and is entering into this agreement as part of his compensation package;

          WHEREAS, on April 1, 2000 ("Grant Date"), the Board of Directors of the Company ("Board") authorized the grant to the Employee of an option ("Option") to purchase an aggregate of 300,000 shares of the authorized but unissued Common Stock of the Company ("Common Stock"), conditioned upon the Employee's acceptance thereof upon the terms and conditions set forth in this Agreement; and

          WHEREAS, the Employee desired to acquire the Option on the terms and conditions set forth in this Agreement;

          IT IS AGREED:

          1. Grant of Stock Option: The Company hereby grants the Employee the Option to purchase all or any part of an aggregate of 300,000 shares of Common Stock ("Option Shares") on the terms and condition set forth herein.

          2. Non-Incentive Stock Options. The Option represented hereby is not intended to be an option which qualifies as an "Incentive Stock Option" under
Section 422 of the Internal Revenue Code of 1986, as amended.

          3. Exercise Price. The Exercise Price of the Option is as set forth in paragraph 4 hereof, subject to adjustment as hereinafter provided.

          4. Exercisability. This Option shall be exerciseable commencing June 1, 2000, subject to the terms of this Agreement. The Option may be exercised at US$.50 per share. The Option will remain exercisable until April 1, 2005. The period during which a portion of the Option is exercisable is referred to as the Exercise Period.

          5. Effect of Termination of Employment. Upon termination of the employment of Employee for death or disability (as hereinafter defined), Employee or his representative or administrator or executive may exercise the vested portion of this Option for one year after the date of termination. Upon termination of the employment of Employee for any other reason, this Option Agreement shall terminate and the Option may not be exercised as to any vested portion after the date of termination. Disability shall mean Employee's incapacity because of physical or mental illness which prevents him from carrying out his duties as an employee of the Company on a full-time basis for a period of 120 consecutive days or for an aggregate of 120 days in any consecutive nine month period, after 30 days advance notice of


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termination is given by the Company (which may be given before or after the end of the disability periods described above).

          6. Withholding Tax. Not later than the date as of which an amount first becomes includible in the gross income of the Employee for United States Federal income tax purposes with respect to the Option, the Employee shall notify the Company of the amount and, to the extent required, pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any United States Federal, state, local and other taxes of any kind required by law to be withheld or paid with respect to such amount. The obligations of the Company under this Agreement shall be conditional upon such payment or arrangements with the Company, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Employee from the Company.

          7. Adjustments. In the event of any stock dividend, forward stock split, reverse stock split, or other recapitalization of the Company which affects the number of outstanding shares of Common Stock, the Company shall proportionally adjust the number and kind of Option Shares and the exercise price of the Option in order to prevent the dilution or enlargement of the Employee's proportionate interest in the Company and Employee's rights hereunder immediately prior to the stock dividend, stock split, reverse stock split or recapitalization, provided that the number of Option Shares shall always be a whole number. No other adjustment is required to be made in the number of shares or price per share subject to this Option.

          8. Method of Exercise.

             8.1 Notice to the Company. The Option shall be exercised in whole or in part as to the exercisable portion by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice.

             8.2 Delivery of Option Shares. The Company shall deliver a certificate for the Option Shares to the Employee as soon as practicable after payment therefor.

             8.3 Payment of Purchase Price.

                 8.3.1 Payment. The Employe shall make payments by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of

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                           good and available funds in payment of the
                           purchase price thereof.

                 8.3.2 Payment of Withholding Tax. Any required withholding tax shall be paid in cash in accordance with Sections 8.3.1.

          9. Nonassignability. The Option shall not be assignable or transferable except by will or by the laws of descent and distribution in the event of the death of the Employee. No transfer of the Option by the Employee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

          10. Company Representations. The Company hereby represents and warrants to the Employee that:

             (a) the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

             (b) the Option Shares, when issued and delivered by the Company to the Employee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

          11. Employee Representations. The Employee hereby represents and warrants to the Company that:

             (a) he is acquiring the Option and shall acquire the Option Shares for his own account and not with a view towards the distribution thereof;

             (b) he understands that he must bear the economic risk of the investment in the Option Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933 ("1933 Act") or an exemption therefrom is available thereunder (which exemption may require a holding period of not less than one year after exercise in certain circumstances and not less than two years after exercise in certain other circumstances and if an affiliate of the Company may impose other restrictions) and that the Company is under no obli gation to register the Option Shares for its issuance or sale by the Employee under the 1933 Act except as stated in this Agreement;

             (c) he has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may

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


possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to this clause;

             (d) he is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

          (e) The certificates evidencing the Option Shares may bear the following legends:

           "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

           "The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement, dated as of April 1, 2000, a copy of which is on file with the Company, and may not be trans ferred, pledged or disposed of except in accordance with the terms and conditions thereof."

          12. Restriction on Transfer of Stock Option Agreement and Option Shares. Anything in this Agreement to the contrary notwithstanding and in addition to the provisions of Section 11 of this Agreement, the Employee hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him without registration under the 1933 Act, or in the event that they are not so registered, unless (i) an exemption from the 1933 Act registration requirements is available thereunder, and (ii) the Employee has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

          13. Registration Right. If the Company shall file (time not being of the essence) a Registration Statement on Form S-8 (or successor form) at any time prior to the exercise of any portion of this Option, if it is permitted to do so, it will register the Option Shares for issuance to Employee on such Form S-8 (or successor form).

          14. Miscellaneous.

              14.1 Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or


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


                    to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

              14.2 Stockholder Rights. The Employee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option. Nothing contained in this Agreement shall be deemed to confer upon Employee any right to continued employment with the Company or any subsidiary thereof, nor shall it interfere in any way with the right of the Company to terminate Employee in accordance with the provisions regarding such termination set forth in Employee's written agreement with the Company, or if there exists no such agreement, to terminate Employee at will.

              14.3 Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

              14.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the party to be charged.

              14.5 Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

              14.6 Governing Law. This Agreemen shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to conflicts of law provisions).

              14.7 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

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


          IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

  CYBER MARK INTERNATIONAL CORP.               Address:
                                               359 Enford Road - Unit 1
                                               Richmond Hill, Ontario L4C 3G2
                                               Canada
        /s/ Samuel Singal
  By: _________________________________



  EMPLOYEE:                                    Address:   27 Hiram Rd.
                                                          Richmond Hill, Ont.
                                                          L4C  9E6   Canada
     /s/ Israel Ellis
______________________________
        Israel Ellis

                                                             EXHIBIT A

                      FORM OF NOTICE OF EXERCISE OF OPTION

Cyber Mark International Corp.
50 West Pearce Street - Unit 6
Richmond Hill, Ontario L4B 1E3
Canada

_______________________________
                  DATE

Attention: Secretary or Treasurer

                   Re:  Purchase of Option Shares

Gentlemen:

                  In accordance with my Stock Option Agreement dated as of April 1, 2000 ("Agreement") with Cyber Mark International Corp. ("Company"), I hereby irrevocably elect to exercise the right to purchase _________ shares of the Company's common stock ("Common Stock"), which are being purchased for investment and not for resale.

                  As payment for my shares, enclosed is (check and complete applicable box[es]):

         |_| a [personal check] [certified check] [bank check] payable to the order of "Cyber Mark International Corp." in the sum of $_________; and/or

         |_| confirmation of wire transfer in the amount of $_____________.

                  I hereby represent, warrant to, and agree with, the Company that:

                    (1) I have acquired the Option and shall acquire the Option Shares for my own account and not with a view towards the distribution thereof;

                    (2) I understand that I must bear the economic risk of the investment in the Option Shares, which cannot be sold by me unless they are registered under the Securities Act of 1933 ("1933 Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

                    (3) I have had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (2) above;

                    (4) I am aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

                    (5) the certificates evidencing the Option Shares may bear the following legends:

                   "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

                   "The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement, dated as of April 1, 2000, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."

     Kindly forward to me my certificate at your earliest convenience.

Very truly yours,


____________________________________    _______________________________________
(Signature)                             (Address)

____________________________________    _______________________________________
(Print Name)                            (Address)

                                        _______________________________________
                                        (Social Security Number)

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